UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 15, 2005

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

10140 Linn Station Road, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 394-2100

(Registrant’s telephone number, including are code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d=2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01. Regulation FD Disclosure

Res-Care, Inc. (“ResCare”) intends to raise approximately $150 million through a private placement of Senior Notes due 2013 (the “New Notes”). Proceeds from the offering, together with approximately $44.2 million existing cash and short term investments, will be used to repay ResCare’s existing $28 million term loan and to retire the $150 million aggregate principal amount of its 10 5/8% Senior Notes due 2008 (the “10 5/8% Notes”), including the tender premium and estimated fees and expenses relating to the purchase of the 10 5/8% Notes through a tender offer that commenced on August 29, 2005 and is currently scheduled to expire on September 27, 2005. ResCare intends to repurchase or redeem any of the 10 5/8% Notes that are not purchased in the tender offer on or after November 15, 2005. The consummation of the tender is subject to the receipt of consents to proposed amendments to the indenture governing the 10 5/8% Notes, ResCare’s consummation of the private placement of New Notes and the related refinancing transactions, and other customary conditions. ResCare has received the requisite consents to the proposed amendments to the indenture. The New Notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the New Notes.

The information filed under this Item 7.01 and Exhibit 99.3 is being furnished pursuant to Regulation FD and not filed pursuant to the Securities Exchange Act of 1934, as amended. None of this information may be incorporated by reference into any other filings ResCare has made or may make pursuant to the Securities Act of 1933, as amended, or into any other documents unless such portion of this Current Report on Form 8-K is expressly and specifically identified in such filing as being incorporated by reference therein. In addition, the furnishing of the information in this Report and in the attached Exhibit 99.3 is not intended to, and does not, constitute a determination or admission that the information is material, or that you should consider this information before making an investment decision with respect to any security of ResCare. The information contained in Exhibit 99.3 is qualified by, and should be read in conjunction with, the information contained in Exhibits 99.4 and 99.5. ResCare undertakes no obligation to update this information, including any forward-looking statements, to reflect subsequently occurring events or circumstances.

Item 8.01. Other Events.

ResCare expects to enter into an amended and restated credit facility, which would replace its existing revolving credit facility. Please refer to Exhibits 99.1, 99.2 and 99.5 attached hereto. The information contained in Exhibits 99.1, 99.2 and 99.4 is qualified by, and should be read in conjunction with, the information contained in Exhibit 99.5.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Registrant.

99.2	Business of Registrant.

99.3	Certain Information that may be Disclosed to Prospective Investors in a Private Placement.

99.4	Information Regarding Forward-Looking Statements of Registrant.

99.5	Risk Factors Affecting Registrant.

99.6	Management

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

By	/S/ RONALD G. GEARY
Ronald G. Geary
Chairman, CEO and President